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                                                                   Exhibit 23.02


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 Developers Diversified Realty Corporation Equity-Based Award Plan, Share Option Grants Outside Of A Plan, and Restricted Share Grants Outside Of A Plan, of our report dated March 18, 2003, with respect to the consolidated financial statements of JDN Realty Corporation included in the Current Report on Form 8-K of Developers Diversified Realty Corporation, as filed with the Securities and Exchange Commission on March 19, 2003.


                                                /s/ Ernst & Young LLP


Atlanta, Georgia
September 10, 2003